UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):

                                February 25, 2008


                         MAGELLAN HEALTH SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                    1-6639                   58-1076937
   (State or Other             (Commission File            (IRS Employer
     Jurisdiction                   Number)              Identification No.)
   of Incorporation)


       55 NOD ROAD
    AVON, CONNECTICUT                                          06001
  (Address of Principal                                      (Zip Code)
   Executive Offices)


       Registrant's telephone number, including area code: (860) 507-1900


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE: This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Magellan Health Services, Inc. under Items 5.02, 5.03 and 9.01 on February 25, 2008. This Amendment No. 1 is being filed solely to correct a typographical error in the sixth paragraph of the report under Item 5.02, which misstated the total current cash payments due to Mr. Shulman under the Transition Agreement as approximately $5.8 million, when the correct amount is approximately $6.5 million, as indicated in Exhibit 10.2 to the report. Accordingly, Item 5.02 as amended and restated in its entirety is set forth below.


Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(b), (c) and (e)

      On February 19, 2008, the Company's Board of Directors named Rene Lerer, M.D., previously the Company's Chief Operating Officer, as Chief Executive Officer and the service of Steven J. Shulman as Chief Executive Officer ended. Mr. Shulman remains non-executive Chairman of the Board of Directors of the Company. Mr. Lerer retains the title of President of the Company; the Board of Directors determined not to fill the separate position of chief operating officer at the present time. In connection with this change in executive roles, the Company's Bylaws have been amended to reflect that the President of the Company would be the chief executive officer of the Company (and not chief operating officer) and the role of the Chairman of the Board would be a non-executive role, as further discussed below. On February 25, 2008, the Company issued a press release regarding the change in roles of Messrs. Lerer and Shulman, as well as certain other executive appointments. A copy of the Company's press release is attached as Exhibit 99.1 hereto, and is incorporated by reference into this Item 5.02.

      Rene Lerer, M.D, age 52, has served as President and Chief Operating Officer of the Company since October 2003 and had been a member of the Board of Directors since January 2004. He served as Chief Operating Officer of the company since January 2003. Prior to joining the company, Dr. Lerer co-founded IHCG, an early stage healthcare technology venture fund, and served as its President from 1999 to 2002. Prior to IHCG, Dr. Lerer was employed by Prudential Healthcare, Inc. as its Chief Operating Officer from 1997 to 1999. Dr. Lerer is a member of the board of directors of IHCG and Digital Insurance, a private employee benefits service company.

      In connection with Dr. Lerer's election as Chief Executive Officer, the Company and Dr. Lerer on February 19, 2008 entered into an Employment Agreement, which replaced the employment agreement previously in effect with respect to Dr. Lerer's service as Chief Operating Officer. This new employment agreement provides for him to serve for three years as President and Chief Executive Officer, and as a director, and is subject to automatic renewal for successive 12-month periods unless notice of non-renewal is given by the Company or Dr. Lerer at least six months in advance of the renewal date. During his employment under the agreement Dr. Lerer will be entitled to (i) an annual salary of $900,000 per year (subject to increase upon annual review in the discretion of the Board of Directors), (ii) the opportunity to receive an annual performance bonus (provided he is employed on the last day of the year) based upon the achievement of performance targets to be set by the Board of Directors in the first quarter of the year using criteria provided by the Company's Management Incentive Plan and on terms no less favorable than applicable to other executives of the Company, in a targeted amount which will be not less than 100% of his annual salary if the targets are 100% achieved and may in the discretion of the Board range up to 200%, and any additional bonus payments determined in the discretion of the Board to be appropriate, (iii) an annual equity grant to be made in accordance with the Company's established policy for executive equity grants and otherwise on terms to be determined by the Board based on performance and compensation trends in the industry, which may include a mix of options, restricted stock units and/or other equity-linked securities and performance vesting requirements, but which for 2008 shall be in the amount of $3.7 million (valued in accordance with Company policies) and (iv) such other employment benefits as the Company may from time to time provide, on a basis no less favorable to him than provided to other senior executive but including (A) in the case of life insurance coverage a death benefit of not less than three times his annual salary, (B) in the case of long-term disability coverage a benefit of not less than 60% of his annual salary and (C) the use of a car leased by the Company at an annual lease cost of no more than $25,000 per year.


      The other terms of the agreement are, in general, substantially the same as applicable with respect Dr. Lerer's service as Chief Operating Officer pursuant the employment agreement entered into by him and the Company in 2005.



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These terms include provision for certain benefits upon the termination of Dr.
Lerer's employment, including, if his employment is terminated by the Company without cause or because the Company gives notice that the employment term shall not automatically renew, a lump-sum severance payment equal to twice his annual salary and his target bonus amount for the year of termination (three times if the termination is in connection with a change in control of the Company), vesting of all unvested equity awards and medical, dental and hospitalization coverage for Dr. Lerer and his wife until they turn age 65. A copy of Dr. Lerer's Employment Agreement with the Company is attached as an exhibit and reference should be made thereto for more detailed information regarding the provisions described above and the other terms and conditions.

      In connection with the change in Mr. Shulman's role with the Company, the Company and Mr. Shulman entered into a Transition Agreement pursuant to which he will serve as non-executive Chairman of the Board, providing such services as are commonly associated with such position and are from time to time requested by the Board of Directors or the Chief Executive Officer, for three years (assuming he is re-elected to the Board throughout the period), provided that the Company may elect to terminate Mr. Shulman's services at any time and Mr. Shulman may elect to terminate his services starting February 19, 2009. At the end of this three year period, Mr. Shulman would continue as a Board member for the remainder of his term, or longer if re-nominated and re-elected to the Board, and may continue as Chairman of the Board in the discretion of the Board. For his services during the three year period, Mr. Shulman shall be entitled to an annual fee of $1 million, of which 50% shall be paid in cash in quarterly installments conforming with the schedule of payments made to other Board members for directors fees and the other 50% shall be paid in Company securities (of, if not paid in securities in cash in quarterly installments) in the same proportion of Common Stock, options and whatever other equity-linked securities the other Board members receive, valued in the same way the other Board members' fees paid in equity-linked securities are valued and issued and vesting on the same schedule as applicable to such equity-linked securities issued to other Board members; provided that, if the Company terminates Mr. Shulman's services before February 19, 2009, it shall nevertheless be required to pay him the remaining fee applicable through such date. In addition, Mr. Shulman will be entitled to use during the period of his service as Chairman of the Board the automobile currently provided to him by the Company until the lease thereof by the Company expires and, unless he otherwise is provided comparable coverage, to coverage under the Company's medical, dental and hospitalization insurance for himself and his spouse to the same extent as provided to senior executives of the Company (or reimbursement of the cost of similar coverage) until Mr. Shulman and his wife reach age 65. Pursuant to the Transition Agreement, Mr. Shulman agreed until February 19, 2010 or, if later, one year after he ceases to provide services under the agreement not to engage or participate directly or indirectly in any business that competes with the Company in the lines of business in which the Company currently engages or in which it comes to engage while he provides services under such agreement.

      As a result of his service as Chief Executive Officer ending, Mr. Shulman has become entitled to certain payments and other benefits under the Employment Agreement entered into by the Company and Mr. Shulman in 2004. Pursuant to the Transition Agreement, Mr. Shulman and the Company agreed that these benefits include, among other things, a lump-sum payment equal to twice his annual salary and 2008 target bonus opportunity, plus a pro rata portion of his target bonus opportunity for 2008 and the vesting of any unvested equity awards. Mr. Shulman will also be paid the performance bonus earned for 2007 in accordance with the Employment Agreement and the Company's executive bonus program. The cash payments currently to be made to Mr. Shulman will total approximately $6.5 million. Further information regarding the terms of Mr. Shulman's Employment Agreement is contained in the Company's April 12, 2007 Proxy Statement. A copy of the Transition Agreement is attached as an exhibit and reference should be made thereto for more detailed information regarding the provisions described above and the other terms and conditions.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       MAGELLAN HEALTH SERVICES, INC.

                                       By:   /s/ Mark S. Demilio
                                           -------------------------------------
Date: February 25, 2008                    Name:   Mark S. Demilio
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer



























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